Exhibit 21.1

Terra Secured Income Fund 5, LLC

Subsidiaries

Name of Subsidiary	Ownetrship	State of Incorporation
Palmer City - Core Stockton Street, LLC	100%	Delaware
Terra 37 Avenue LLC	100%	Delaware
Terra 514W24 LLC	100%	Delaware
Terra Arbor-Stratford, LLC	100%	Delaware
Terra East 96, LLC	100%	Delaware
Terra Hotel Garden,Llc	100%	Delaware
Terra Ocean Ave, LLC	100%	Delaware
Terra Ocean Ave, LLC	100%	New York
Terra ParkGreen Member, LLC	100%	Delaware
Terra ParkGreen, LLC	100%	Delaware
Terra ParkGreen, LLC	100%	Delaware
Terra ParkGreen, LLC	100%	New York
Terra Property Trust, Inc.	100%	New York
Terra Property Trust, Inc.	100%	Maryland
Terra SD Hospitality LLC	100%	Delaware
Terra Secured Income Fund 2 Merger Sub, LLC	100%	Delaware
Terra Secured Income Fund 2, LLC	100%	Delaware
Terra Secured Income Fund 3 Merger Sub, LLC	100%	Delaware
Terra Secured Income Fund 3, LLC	100%	Delaware
Terra Secured Income Fund 4 Merger Sub, LLC	100%	Delaware
Terra Secured Income Fund 4, LLC	100%	Delaware
Terra Secured Income Fund 5, LLC	100%	Delaware
Terra Secured Income Fund Merger Sub, LLC	100%	Delaware
Terra Secured Income Fund, LLC	100%	Delaware
Terra Warner Center LLC	100%	Delaware